UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 18, 2011
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In connection with the proposed transaction with Berkshire Hathaway Inc., as described in a Form 8-K filed with the Securities and Exchange Commission (SEC) on March 15, 2011, the Company distributed an FAQ to employees. The FAQ, which was distributed beginning March 18, 2011, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Additional Information
     In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to The Lubrizol Corporation, 29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298, Attention: Corporate Secretary.
Participants in the Solicitation
     The Company, its directors and officers, and its proxy solicitor, Innisfree M&A Incorporated, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in its Form 10-K, which was filed with the SEC on February 25, 2011, and the proxy statement for the Company’s annual meeting of shareholders, which was filed with the SEC on March 17, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction when filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
     (d)     Exhibits. The following exhibit is filed herewith:
              99.1    Employee FAQ, distributed on March 18, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2011	THE LUBRIZOL CORPORATION
	By:	/s/ Leslie M. Reynolds
		Name:	Leslie M. Reynolds
		Title:	Corporate Secretary and Counsel

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